SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       MEDIALINK WORLDWIDE INCORPORATED
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                        MEDIALINK WORLDWIDE INCORPORATED
                                708 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1998

To Medialink Worldwide Incorporated Stockholders:

     NOTICE IS HEREBY GIVEN that The Annual Meeting of Stockholders of Medialink Worldwide Incorporated (the 'Company') will be held on June 3, 1998, at 9:30 a.m., Eastern Standard Time, at the Sky Club, 200 Park Avenue (Met Life Building), 56th Floor, New York, NY 10166 (the 'Meeting'), for the following purposes, all as more fully described in the accompanying Proxy Statement:

          1. To elect three directors to serve for a three-year term expiring at the annual meeting in 2001 and until their successors are elected and qualified and to elect one additional director to serve for a two-year term expiring at the annual meeting in 2000 and until his successor is elected and qualified;

          2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's Independent Auditors for the fiscal year ending December 31, 1998; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 9, 1998 will be entitled to receive notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND THEN COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                          By Order of the Board of Directors,


                                          J. GRAEME MCWHIRTER
                                          Chief Financial Officer,
                                          Executive Vice President and Assistant
                                          Secretary

Dated: April 24, 1998

                        MEDIALINK WORLDWIDE INCORPORATED
                                708 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1998
                            ------------------------

     This Proxy Statement is furnished to stockholders of Medialink Worldwide Incorporated, a Delaware corporation (the 'Company' or 'Medialink'), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the 'Meeting'). The Meeting is scheduled to be held on June 3, 1998, at 9:30 a.m., Eastern Standard Time, at the Sky Club, 200 Park Avenue (Met Life Building), 56th Floor, New York, NY 10166.

                                  INTRODUCTION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at the Sky Club, 200 Park Avenue (Met Life Building), 56th Floor, New York, NY 10166, on June 3, 1998, at 9:30 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about April 24, 1998.

     At the Meeting, stockholders will be asked to vote upon: (1) the election of three directors each to serve three year terms, expiring at the 2001 annual meeting and one director to serve a two year term, expiring at the 2000 annual meeting; (2) the ratification of the Company's Independent Auditors; and (3) such other business as may properly come before the Meeting and at any adjournments thereof.

     Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

     The Board of Directors has fixed April 9, 1998 as the record date (the 'Record Date') for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 5,204,041 shares of Common Stock, each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.


     The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board currently consists of nine persons in three classes, each class consisting of three directors. On April 2, 1998, the Board of Directors increased the number of directors in the classes of directors whose terms end at the 1998 and 2000 annual meetings of stockholders from two to three directors. Fred J. Meyers and J. Graeme McWhirter were elected by the Board to serve as directors in these classes of directors. The class whose term of office expires at the Meeting currently consists of three directors. The directors elected to this class, Theodore Wm. Tashlik, David Davis and Fred J. Meyer, will serve for a term of three years, expiring at the 2001 annual meeting of stockholders and until their successors have been duly elected and qualified. In addition, J. Graeme McWhirter is a nominee for election as a director to serve a two year term until the Company's 2000 annual meeting. The nominees listed below are currently directors of the Company.

     Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election of directors of the three nominees to serve for three-year terms expiring at the 2001 annual meeting and the election of directors of one additional nominee to serve for a two-year term expiring at the 2000 annual meeting, in each case until his successor is elected and qualified. In the event either nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named will serve if elected.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL FOUR NOMINEES.

Nominees for director for three-year terms ending in 2001:

                                                                                                       SERVED AS
NAME                              POSITION WITH THE COMPANY OR PRINCIPAL OCCUPATION                  DIRECTOR FROM
--------------------------------  ----------------------------------------------------------------   -------------

Theodore Wm. Tashlik............  Member of Tashlik, Kreutzer & Goldwyn P.C., a law firm                  1992

David Davis.....................  Senior Vice President/International of the Company                      1992

Fred J. Meyer...................  Chief Financial Officer of Omnicom Group Inc.                           1998

Continuing director for term ending upon the 1999 annual meeting of stockholders:

                                                                                                       SERVED AS
NAME                              POSITION WITH THE COMPANY OR PRINCIPAL OCCUPATION                  DIRECTOR FROM
--------------------------------  ----------------------------------------------------------------   -------------

Donald Kimelman.................  Manager of Venture Funds of the Pew Charitable Trust                    1987

Laurence Moskowitz..............  Chairman, President and Chief Executive Officer of the Company          1986

Harold Finelt...................  Vice President of American Research & Development,                      1987
                                    a private venture capital firm

Continuing director for term ending upon the 2000 annual meeting of stockholders, J. Graeme McWhirter being a nominee for director:

                                                                                                       SERVED AS
NAME                              POSITION WITH THE COMPANY OR PRINCIPAL OCCUPATION                  DIRECTOR FROM
--------------------------------  ----------------------------------------------------------------   -------------

Paul Sagan......................  Member of the Board of VDOnet Corporation                               1996

James J. O'Neill................  Private Financial Consultant                                            1994

J. Graeme McWhirter.............  Executive Vice President, Chief Financial Officer and Assistant         1998
                                    Secretary

                                       2

EXECUTIVE OFFICERS AND DIRECTORS

     All nominees for election as directors are members of the present Board of Directors. The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 17, 1998:

NAME                                                 POSITION
---------------------------------------------------  ---------------------------------------------------

Laurence Moskowitz.................................  Chairman of the Board, President and Chief
                                                       Executive Officer

J. Graeme McWhirter................................  Executive Vice President, Chief Financial Officer,
                                                       Assistant Secretary and Director

David Davis........................................  Senior Vice President/International, Director

Nicholas F. Peters.................................  Senior Vice President/Broadcast Services

Mark Manoff........................................  Executive Vice President/US

Richard Frisch.....................................  Senior Vice President, President and Executive
                                                       Officer of the Medialink MCTV Division

Mark Weiner........................................  Vice President/Research and Media Relations

Mary Buhay.........................................  Vice President/US Sales

Harold Finelt......................................  Director

Donald Kimelman....................................  Director

Fred J. Meyer......................................  Director

James J. O'Neill...................................  Director

Paul Sagan.........................................  Director

Theodore Wm. Tashlik...............................  Director

     Laurence Moskowitz, 46, the founder of Medialink, has served as Chairman, President and Chief Executive Officer of the Company since its inception in 1986. He began his professional career as a reporter for United Press International in Pittsburgh before being promoted to an editor for UPI in Philadelphia. In 1976 Mr. Moskowitz founded Mediawire, a Philadelphia-based regional public relations newswire which was merged into PR Newswire, a unit of United News & Media plc, where he was Vice President until leaving to form Medialink.


     J. Graeme McWhirter, 42, a co-founder of Medialink has served as a director of the Company since April 1998 and as Chief Financial Officer since 1986 and has been Executive Vice President since 1992. From 1984 to 1988, Mr. McWhirter was Executive Vice President and Chief Financial Officer of Commonwealth Realty Trust, a publicly quoted Real Estate Investment Trust. From 1976 to 1984, Mr. McWhirter was with KPMG Peat Marwick LLP in London and Philadelphia as a manager.

     David Davis, 61, has been a member of Medialink's Board of Directors since September 1992 and in 1996 became Senior Vice President/International. From September 1992 to November 28, 1996, The Davis Partnership, a partnership beneficially owned by Mr. Davis, served as a consultant to the Company. From 1968 to 1992, Mr. Davis was employed by Edelman Public Relations Worldwide. During such period, Mr. Davis was a manager responsible for Europe and Asia Pacific and served as Vice Chairman at Daniel J. Edelman, Inc. From 1951 to 1968, Mr. Davis was a journalist for Britain's national Press Association, Universal News Services (Britain's first business newswire), and the Times of London.

     Nicholas F. Peters, 46, was appointed Senior Vice President/Broadcast Services in April 1998. From January 1996 to April 1998 he served as Senior Vice President/Operations. From April 1992 to January 1996, Mr. Peters was Vice President/Operations and from October 1987 to April 1992, he was Medialink's Executive Editor and then Vice President/Sales & Marketing. From April 1983 to October 1987, Mr. Peters was a newswriter and producer at CBS News, working with Dan Rather and Charles Osgood. From May 1979 to April 1983, he was News Director at WHYY, the National Public Radio affiliate in Philadelphia. From February 1973 to May 1979, he was a newspaper reporter with the Indianapolis Star, Raleigh (N.C.) Times and Philadelphia Bulletin.

     Mark Manoff, 46, was appointed Executive Vice President/US in April 1998. Prior to that he served as Senior Vice President/Sales since January 1996. From April 1992 to January 1996, Mr. Manoff served as Vice President/Sales and from February 1989 to April 1992 he served as Vice President/Operations. Mr. Manoff opened Medialink's Washington, D.C. office in November 1987 and served as its general manager until February 1989. Mr. Manoff was chief political correspondent for the Philadelphia Daily News from January 1979 to March 1983. Mr. Manoff served as a political consultant in New York and Washington from March 1983 to January 1986 and was an editor in the Dow Jones community newspaper group.

     Richard Frisch, 41, joined Medialink in June 1997 as Senior Vice President and President and Executive Officer of the MCTV Division of Medialink. From August 1995 to June 1997, Mr. Frisch was the founder and President of Corporate TV Group, Inc. From January 1995 to July 1995, Richard Frisch was the President of the Corporate Television division of Reuters New Media. From January 1991 to

December 1994, Richard Frisch was Vice President of Reuters Corporate Television (formerly Visnews), producers of worldwide video communications for corporations.

     Mark Weiner, 42, joined Medialink in September 1994 as Vice President/Research and Media Relations. From April 1986 to September 1992, Mr. Weiner served as a Managing Partner of PR Data. From September 1992 to September 1993, Mr. Weiner served as Senior Vice President of Copernicus: The Marketing Investment Strategy Group, a marketing and research consultancy. He was a columnist with McNaught Newspaper Syndicate after working with the staff of the New York Times News Service from 1979 to 1984.

     Mary Buhay, 33, was appointed Vice President/US Sales in April 1998. Prior to that she served as Vice President/Sales and Special Services since July 1996. Ms. Buhay joined Medialink in March 1993 as Sales Manager, in October 1993 she was promoted to New York Bureau Manager and in August 1995 she was appointed Associate Vice President for eastern and mid-western sales. From 1988 to 1993, Ms. Buhay held sales management positions in the news and advertising division of Radio TV Reports, a broadcast research firm owned by the Arbitron Company.

     Harold Finelt, 37, has served as a director of the Company since 1987. Mr. Finelt joined American Research & Development, a private venture capital firm, as an associate in 1986 and he has been a Vice President of such firm since 1990. He is a partner of American Research & Development's venture funds and a general partner of Hospitality Technology Funds, L.P.

     Donald Kimelman, 50, has served as a director of the Company since 1987. In March 1997, Mr. Kimelman became the manager of Venture Funds of the Pew Charitable Trust. Mr. Kimelman was the Pennsylvania editor of the Philadelphia Inquirer responsible for supervising state and suburban coverage since January 1996 to March 1997. Mr. Kimelman worked for the Annapolis Evening Capital and the Baltimore Sun prior to joining the Philadelphia Inquirer. At the Inquirer, he had local, national, foreign and investigative assignments prior to becoming an editor. From 1981 to 1983, he was a national correspondent and from 1983 to 1987 he was Moscow bureau chief. Mr. Kimelman was deputy editor of the editorial page of the Philadelphia Inquirer from 1987 to 1993 and became foreign editor in August 1994.

     Fred J. Meyer, 67, has served as a director of the Company since April 1998. Mr. Meyer was appointed Chief Financial Officer of Omnicom Group Inc. in April 1988. Mr. Meyer was Senior Vice President, Finance, and Chief Financial Officer of CBS Inc. from July 1982 to March 1988. Prior to his employment with CBS, Mr. Meyer served in various positions with Sandoz Ltd. (presently Novartis Corporation), including President and Chief Executive Officer, Sandoz United States from 1978 until 1981.

     James J. O'Neill, 59, has served as a director of the Company since 1994. Since 1995 he has acted as a private financial consultant. From 1990 to 1995 Mr. O'Neill served as a Senior Vice President of Rothschild Inc.

     Paul Sagan, 39, has served as a director of the Company since March 1997. In December 1996, Mr. Sagan became a member of the board of VDOnet Corporation, a private company that has developed technology to allow video broadcasting and video telephony over the Internet and other computer networks. From December 1995 to December 1996, Mr. Sagan was President and Editor of New Media at Time Inc. From December 1992 until December 1995, Mr. Sagan was Managing Editor of News on Demand at Time Inc.

     Theodore Wm. Tashlik, 58, has served as a director of the Company since 1992. Mr. Tashlik has been a member of the law firm of Tashlik, Kreutzer & Goldwyn P.C., which represents the Company in certain matters, for more than five years.

DIRECTORS' FEES

     Directors do not receive any cash compensation for their services but are reimbursed for expenses incurred in attending meetings. In addition, each non-employee director is granted options annually to purchase 3,000 shares of Common Stock under the Company's 1996 Directors Stock Option Plan.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During Fiscal Year 1997, the Board of Directors held four meetings. In addition, there were five actions taken by unanimous written consents. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the committees on which the director served.

     The Board has three committees: the Audit Committee, the Stock Option Committee and the Compensation Committee.

     Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee is comprised of Messrs. Harold Finelt and James J. O'Neill and held one meeting during fiscal 1997.

     Stock Option Committee. The Stock Option Committee is responsible for administering the Company's stock option plans. The Stock Option Committee is comprised of Messrs. Harold Finelt and Donald Kimelman and held two meetings during fiscal 1997.

     Compensation Committee. The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for the Company's officers. The Compensation Committee is comprised of Messrs. Harold Finelt, Donald Kimelman and Theodore Wm. Tashlik and held seven meetings during fiscal 1997.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, and the rules issued thereunder, the Company's directors, executive officers and persons holding more than 10% of the Company's outstanding common stock are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Based solely on the Company's review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal 1997, all of its executive officers, directors and persons holding more than 10% of the Company's outstanding Common Stock complied with the requirements of Section 16(a) except for Laurence Moskowitz, J. Graeme McWhirter, Mark Manoff, David Davis, and Nicholas Peters who were each late in filing one report for one transaction; and Mark Weiner who was late in filing one report for two transactions.

                             ADDITIONAL INFORMATION

STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 17, 1998, by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

                                                   SHARES OF COMMON STOCK
                                                  BENEFICIALLY OWNED AS OF
                                                     APRIL 17, 1998(1)
                                      ------------------------------------------------
        EXECUTIVE OFFICERS,                 NUMBER OF                 PERCENT OF
   DIRECTORS AND 5% STOCKHOLDERS              SHARES                    CLASS
-----------------------------------   ----------------------    ----------------------
Laurence Moskowitz (2) ............           430,554                     8.2%
  c/o Medialink Worldwide
  Incorporated
  708 Third Avenue
  New York, NY 10017
J. Graeme McWhirter(3) ............           134,955                     2.6
Nicholas F. Peters(4) .............            41,560                       *
Mark Manoff(5) ....................            60,364                     1.2
Mary Buhay(6) .....................             6,640                       *
Mark Weiner(7).....................             6,540                       *
Richard Frisch(8)..................            38,985                       *
Harold Finelt(9)...................            76,624                     1.5
Donald Kimelman(10)................            57,400                     1.1
James J. O'Neill(11)...............             5,800                       *
Theodore Wm. Tashlik(12)...........            60,421                     1.2
Paul Sagan(13).....................             8,333                       *
David Davis(14)....................            26,321                       *
Fred J. Meyer......................                 0                       *
All Named Executive Officers and              954,496                    17.4%
  Directors as a Group (14
  Persons).........................
Others:
  FMR Corp. .......................           672,900                    12.2%
     82 Devonshire Street
     Boston, MA 02109

------------------

  * Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.


 (1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.

 (2) Includes 71,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 1998.

 (3) Includes 64,377 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 1998. Also includes 11,000 shares owned by the McWhirter Family Associates LLC which may be deemed to be beneficially owned by Mr. McWhirter.

 (4) Includes 32,560 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 1998.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

 (5) Includes 34,940 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 1998.

 (6) Represents shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 1998.

 (7) Includes 1,900 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 1998.

 (8) Includes 1,800 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 1998. Also includes 35,185 shares of Common Stock held by Jake & Zach Media Holdings Group, Inc. Mr. Frisch, as sole shareholder of Jake & Zach Media Holdings Group, Inc., may be deemed to beneficially own all of such shares.

 (9) Includes 15,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 1998.

(10) Includes 15,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 1998. Also includes 42,000 shares of Common Stock held by SDJ Family Trust as to which Mr. Kimelman has voting power and beneficial ownership of 33% of such shares.

(11) Represents shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 1998.

(12) Includes 15,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 1998. Also includes 2,200 shares of Common Stock of The Lillian Tashlik Trust, of which Mr. Tashlik is a trustee.

(13) Includes 3,333 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 1998.

(14) Includes 22,800 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 1998.

EXECUTIVE COMPENSATION

     The following table shows the compensation paid for the years ended December 31, 1997 and 1996 to (i) the Chief Executive Officer and (ii) the Company's four other most highly compensated individuals who were serving as officers on December 31, 1997 and whose salary plus bonus exceeded $100,000 for the year ended December 31, 1997 (collectively, the 'Named Executive Officers').

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                        ------------
                                                                                         SECURITIES
                                                            ANNUAL COMPENSATION         UNDERLYIING
             NAME AND PRINCIPAL                        -----------------------------      OPTIONS/          ALL OTHER
                  POSITION                     YEAR    SALARY ($)(1)    BONUS ($)(1)      SARS(#)       COMPENSATION($)(3)
--------------------------------------------   ----    -------------    ------------    ------------    ------------------
Laurence Moskowitz .........................   1997      $ 165,733        $ 88,363         20,000             $2,375
  Chairman of the Board                        1996        143,134          61,859         92,400              1,644
  President and Chief
  Executive Officer
J. Graeme McWhirter ........................   1997        149,183          70,006         20,000              2,375
  Executive Vice President,                    1996        128,755          42,718         76,394              1,557
  Chief Financial Officer and
  Assistant Security
Mark Manoff ................................   1997        124,440          55,755          2,000              2,375
  Senior Vice President/Sales                  1996        107,820          39,821         39,700              1,648
Mary Buyay .................................   1997         79,003         122,013(2)          --              2,375
  Vice President of Sales                      1996         64,344          95,882          6,800              1,767
Richard Frisch .............................   1997        134,246          67,123             --                476
  Senior Vice President and                    1996             --              --             --                 --
  Executive Officer of the
  Medialink MCTV Division

------------------
(1) All figures are rounded down to the nearest whole dollar.

(2) Includes sales commissions of $111,099 and $95,682 in 1997 and 1996, respectively.

(3) Represents matching contributions by the Company to the Company's 401(k) tax deferred savings plan (the '401(k) Plan') for the benefit of the executive.

STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING THE LAST FISCAL YEAR

     The following table contains certain information concerning options for the purchase of the Company's Common Stock that were awarded to each of the Named Executive Officers in 1997. No stock appreciation rights were granted to these individuals during such year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS(1)                          POTENTIAL REALIZABLE
                                 ---------------------------------------------------------------      VALUE AT ASSUMED
                                                         PERCENT OF                                   ANNUAL RATES OF
                                     NUMBER OF         TOTAL OPTIONS/                                   STOCK PRICE
                                     SECURITIES         SARS GRANTED                                  APPRECIATION FOR
                                     UNDERLYING              TO          EXERCISE                      OPTION TERM(3)
                                      OPTIONS/          EMPLOYEES IN     PRICE PER    EXPIRATION    --------------------
NAME                              SARS GRANTED(#)      FISCAL YEAR(2)      SHARE         DATE        5%($)       10%($)
------------------------------   ------------------    --------------    ---------    ----------    --------    --------
Laurence Moskowitz............         20,000               17.07%        $ 6.375      3/31/2007    $207,825    $330,225
J. Graeme McWhirter...........         20,000               17.07%          6.375      3/31/2007     207,825     330,225
Mark Manoff...................          2,000                1.71%         11.125       9/3/2007      36,268      57,628
Mary Buhay....................             --                  --              --             --          --          --
Richard Frisch................             --                  --              --             --          --          --

------------------
(1) These options have a term of 10 years, subject to earlier termination upon certain events related to termination of employment and amendment or termination of the Plan. Each of these options was granted at an exercise price equal to the estimated fair market value of the underlying stock on the date of the grant, as determined by the Board of Directors. The option shares vested 20% on the date of grant and will vest 20% on each anniversary date thereafter.

(2) Based on options granted for an aggregate of 117,150 shares during the year ended December 31, 1997.

(3) The 5% and 10% assumed compounded annual rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information concerning option exercises and option holdings for the year ended December 31, 1997 with respect to each of the

Named Executive Officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES
                                        SHARES        VALUE         UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                      ACQUIRED ON    REALIZED       OPTIONS/SARS AT FISCAL       IN-THE-MONEY OPTIONS/SARS AT
NAME                                  EXERCISE(#)     ($)(1)             YEAR-END(#)                FISCAL YEAR-END($)(2)
-----------------------------------   -----------    --------    ----------------------------    ----------------------------
                                                                 EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                                                 -----------    -------------    -----------    -------------
                                                                                                     ($)             ($)
                                                                                                 -----------    -------------
Laurence Moskowitz.................      6,000        44,250        50,020          75,280         501,596         709,149
J. Graeme McWhirter................      6,000        44,250        42,898          65,196         429,759         608,119
Mark Manoff........................      4,800        35,400        23,000          28,300         235,745         271,537
Mary Buhay.........................         --            --         4,880           5,520          51,306          56,782
Richard Frisch.....................         --            --            --              --              --              --

------------------
(1) Difference between the fair market value of the Common Stock purchased and the exercise price on the date of exercise.

(2) Difference between the fair market value of the underlying common stock ($13.50 per share) and the exercise price for in-the-money options on December 31, 1997.

EMPLOYMENT CONTRACTS

     Each of the Company's Named Executive Officers has entered into an employment agreement with the Company which commences on February 4, 1997, except for the employment agreement with Mr. Richard Frisch which commenced on June 16, 1997.

     The employment agreements with Messrs. Moskowitz and McWhirter provide for an initial annual base salary of not less than $150,000 and $135,000, respectively, plus a bonus to be awarded annually at the discretion of the Compensation Committee. Effective July 1, 1997, the annual base salaries of Messrs. Moskowitz and McWhirter were increased to $182,000 and $164,000, respectively. The employment agreements have a term of three years.

     The employment agreements with Mr. Manoff and Ms. Buhay provide for initial annual base salaries of not less than $108,500 and $80,000, respectively, plus bonuses to be awarded annually at the discretion of the Compensation Committee. Effective July 1, 1997, the annual base salary of Mr. Manoff was increased to $131,000. In addition, Ms. Buhay is entitled to receive certain sales commissions. The employment agreements have a term of two years.

     The employment agreement with Mr. Richard Frisch provides for an annual base salary of $250,000 plus a minimum annual bonus of $125,000, both, subject to adjustment upward on an annual basis, plus additional bonuses in the event pre-tax net income goals specified in the employment agreement are reached. The employment agreement has a term of five years.

     The employment agreements entitle these executive officers to participate in the health, insurance, pension and other benefits, if any, generally provided to employees of the Company.

     The employment agreements contain covenants prohibiting the solicitation of employees and the solicitation of clients and vendors during certain periods and covenants prohibiting the improper disclosure of confidential information at any time. The employment agreements also provide that the executive officer, with certain exceptions, until two years after the termination of his or her employment with the Company, would not participate in any capacity in any business activities with respect to the production of video and audio public relations materials for distribution to news media, the distribution of public relations text, audio and video to news media and the general public via satellite, cassette, wire or other means, the maintenance of data bases of media contacts for and on behalf of clients, the analysis and written appraisal of public relations and public affairs campaigns as determined through press clipping review or electronic data base searches, and such other businesses as the Company may conduct from time to time.

     The Company may terminate the employment of the executive officers upon the death or extended disability of the executive officer or for cause (as defined). With the exception of Mr. Frisch, if the employment of an executive officer is terminated by the Company without cause, the employment agreements require the Company to continue to pay the executive officer's salary and health and insurance benefits for a period of one year after such termination in the case of Messrs. Moskowitz and McWhirter and a period of between three to six months in all other cases, or until the date the term would have expired or the commencement of employment elsewhere, if earlier. If the employment of Mr. Frisch is terminated by the Company without cause, his employment agreement requires the Company to continue to pay his salary, bonus and insurance benefits for a period equal to the earlier of the date Mr. Frisch commences employment elsewhere or the date the term would have expired.

                 REPORT OF THE MEDIALINK WORLDWIDE INCORPORATED
                   BOARD OF DIRECTORS COMPENSATION COMMITTEE

     The Compensation Committee (the 'Committee') of the Board of Directors of the Company determines the Company's executive compensation policies. The Committee is comprised of three non-employee Directors. After evaluating the performance of the Company and its executive officers, the Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is a report submitted by the Committee addressing the Company's compensation policies for the fiscal year ended December 31, 1997 as they affected the executive officers of the Company.

COMPENSATION PHILOSOPHY

     The goal of the Company is to be a significant provider of quality services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to stockholders, the Company must compete for, attract, develop, motivate and retain top quality executive management.

     In designing and administering the executive compensation program, the Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

COMPONENTS OF EXECUTIVE COMPENSATION

     The three components of the Company's executive compensation program are base salary, annual bonus and stock option grants. These three elements are structured by the Committee, in conjunction with the Company's Stock Option Committee which is comprised of two non-employee Directors, to cumulatively provide the Company's executive officers with levels of total compensation consistent with the Company's executive compensation philosophy described above.

     The Company's executive salary levels are intended to be consistent with competitive salary levels and job responsibilities of each executive. Salary increases reflect competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive. Factors considered in gauging the Company's overall financial performance include the Company's revenues and profits.

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE COMPENSATION

     The Committee takes into account the executives' performance in special projects undertaken during the past fiscal year, contribution to strategic acquisitions and development of new services, improving quality of services, marketing strategies and general performance of individual job responsibilities and other factors. In addition, in determining executive compensation the Committee also considers the contribution of each executive officer to the growth in pre-tax earnings of the Company over the last fiscal year.


     Satisfaction of certain performance criteria (including initiative, contribution to overall corporate performance and managerial ability) is evaluated after informal discussions with the other members of the Board and, for all of the executives other than Mr. Moskowitz, after discussions with Mr. Moskowitz.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In addition to the factors mentioned above, the Committee's general approach in setting Mr. Moskowitz's annual compensation is to seek to be competitive with other companies in the Company's industry and to reward Mr. Moskowitz's strategic management abilities in directing the Company's expansion efforts and its development and exploitation of new markets, growth of its international business and new business opportunities.

                                          Compensation Committee
                                          Harold Finelt
                                          Donald Kimelman
                                          Theodore Wm. Tashlik

PERFORMANCE GRAPH

     The following graph compares the eleven month percentage change in the cumulative total stockholder return on the Company's Common Stock with The Nasdaq Composite, the Standard & Poors 500 Composite and Nasdaq Telecomm, a peer group index for the period commencing January 31, 1997 and ending December 31, 1997. The peer group consists of 189 companies engaged in the communications industry and includes Metro Networks, Inc., United Video Satellite Group, Inc. and Panamsat Corp. The Company has changed its peer-group index from the MG Group Index, used for the immediately preceding fiscal year, to the Nasdaq Telecomm Index, because at the time the Company filed its last proxy statement the Company was not included in an index. The Company is currently included in the Nasdaq Telecomm Index. For the period from January 31, 1997 through December 31, 1997 the Company's total return was 33.33%. The total return of the Nasdaq Telecomm Index and the MG Group Index was 40.25% and 18.51%, respectively, for the same period. The graph assumes that $100 was invested on January 31, 1997 in the Company's Common Stock and in each of the other indices and assumes reinvestment of all dividends and is weighted on a market capitalization basis.


                        COMPARE CUMULATIVE TOTAL RETURN
                       AMONG MEDIALINK, NASDAQ COMPOSITE,
                    NASDAQ TELECOMM AND S & P 500 COMP-LTD.

                                 [LINE GRAPH]

                          Jan 97   Feb 97  Mar 97   Apr 97   May 97   Jun 97   Jul 97   Aug 97   Sep 97   Oct 97   Nov 97   Dec 97
                          ------   ------  ------   ------   ------   ------   ------   ------   ------   ------   ------   ------

MEDIALINK WORLDWIDE INC   100.00    95.06   62.96    71.60    64.20    85.19   101.23   108.64   159.26   169.14   170.37   133.33
NASDAQ COMPOSITE          100.00    94.88   88.57    91.45   101.63   104.71   115.77   115.33   122.51   115.85   116.40   114.27
NASDAQ TELECOMM           100.00    99.01   92.15    95.29   105.98   113.72   121.14   116.75   132.38   134.74   135.25   140.25
S&P 500 COMP-LTD          100.00   100.78   96.65   102.42   108.65   113.51   122.54   115.68   122.01   117.94   123.40   125.51

                   Assumes $100 invested on January 31, 1997.
   Assumes dividend reinvested for the eleven months ended December 31, 1997.

                PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

     The Company is asking the stockholders to ratify the appointment of KPMG Peat Marwick LLP as the Company's Independent Auditors for the fiscal year ending December 31, 1998.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

     KPMG Peat Marwick LLP has audited the Company's financial statements annually since fiscal 1987. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                                 OTHER BUSINESS

     The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.


VOTING PROCEDURES

     Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

     With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the Meeting for the particular matter as to which the broker withheld authority.

                       1999 PROPOSALS FOR ANNUAL MEETING

     Proposals by stockholders which are intended to be presented at the 1999 Annual Meeting must be received by the Company at its principal executive offices on or before December 14, 1998.

ANNUAL REPORT

     The Company's Annual Report containing audited consolidated financial statements for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF J. GRAEME MCWHIRTER, ASSISTANT SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                          By Order of The Board of Directors,
                                          MEDIALINK WORLDWIDE INCORPORATED
                                          J. Graeme McWhirter
                                          Assistant Secretary

Dated: April 24, 1998

MEDIALINK WORLDWIDE INCORPORATED RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES AND PROPOSALS LISTED BELOW

Please mark
your votes as
indicated in     / X /
this example

1. ELECTION OF NOMINEES-To elect each of Theodore Wm. Tashlik, David Davis and Fred J. Meyer as a director of the Company to serve three-year terms until the Company's 2001 Annual Meeting of Stockholders and to elect J. Graeme McWhirter as a director of the Company to serve a two-year term until the Company's 2000 Annual Meeting of Stockholders.

FOR all nominees listed                    WITHHOLD AUTHORITY
    above (except as                    to vote for all nominees
marked to the contrary)                      listed above

     /  /                                       /  /


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
--------------------------------------------------------------------------------

2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1998.


      FOR       AGAINST       ABSTAIN

     /  /        /  /          /  /

3. In their discretion upon such other matters, including withholding a quorum if necessary, as may properly come before the Meeting.

      This Proxy will be voted as directed or, if no direction is given, will be voted FOR the election of the nominees and the approval of the proposals described above.


Dated:                                          , 1998
      ----------------------------------------

 -----------------------------------------------------
                   (Signature)

 -----------------------------------------------------
                  (Signature)

------------------------------------------------------
              (Title or Capacity)

(Please sign your name or names exactly as it appears
on your stock certificate(s). When signing as attorney,
executor, administrator, trustee, guardian or
corporate executor, please give your full title as
such. For joint accounts, all co-owners should sign.)
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                       MEDIALINK WORLDWIDE INCORPORATED

     THIS PROXY IS SOLICITED ON BEHALF OF MEDIALINK WORLDWIDE INCORPORATED
          IN CONNECTION WITH ITS 1998 ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held June 3, 1998

    The undersigned stockholder of Medialink Worldwide Incorporated (the "Company") hereby appoints Laurence Moskowitz and J. Graeme McWhirter or either of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at the 1998 annual meeting of stockholders of the Company to be held on June 3, 1998, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the following purposes:

     PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED

                        (Continued on the reverse side)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                       MEDIALINK WORLDWIDE INCORPORATED

                                Annual Meeting
                                      of
                                 Stockholders

                            Wednesday June 3, 1998
                                   9:30 A.M.
                                 The Sky Club
                      200 Park Avenue (Met Life Building)
                                  56th Floor
                              New York, NY 10166